EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-177604) on Form S-8 of ITT Corporation of our report dated June 22, 2012, relating to our audit of the financial statements and supplemental schedule of the ITT Corporation Retirement Savings Plan for Salaried Employees, which appears in this Annual Report on Form 11-K of the ITT Corporation Retirement Savings Plan for Salaried Employees for the period from October 31, 2011 (date of inception) through December 31, 2011.

/s/ Deloitte & Touche LLP

Stamford, CT

June 22, 2012

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